Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Amendment No 6 of our report dated April 17, 2024 with respect to our audits of Invizyne Technologies, Inc. (the “Company”), consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the two-year period ending December 31, 2023. Our report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

We consent to the use of our name as it appears under the caption “Experts”.

/s/ RBSM LLP

Las Vegas, Nevada

September 19, 2024